Exhibit 10.88

Agreement No.: (2010) An Shang Gong Si Bu Bao Zi No 011-2

Anyang Commercial Bank Co. Ltd.

Guarantee Agreement

The Guarantors (Party A): Wang Xinshun, Chen Junsheng, Wang Xinming
Legal Representative:
Address:
ID Number (in case Party A is a natural person): 410522196102260639, 410522195606100634, 410522197712280615

The Creditor (Party B): Anyang Commercial Bank Co. Ltd.
Address: No. 11 Liberation Avenue
Legal Representative / Responsible Person: Fu Fei

Signed in Anyang Commercial Bank Co., Ltd.

For the purpose of ensuring the performance of the obligation of the Debtor under the loan Agreement dated on 14 April 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. (the “Debtor”) and Party B of this Agreement with the reference number Loan Agreement (2010) An Shang Gong Si Bu Jie Zi No.11 (hereinafter referred to as “Principal Agreement”), Party A is willing to provide a guarantee to Party B.  In order to specify the rights and obligations of both parties, according to contract Law, Guarantee Law and other relevant laws and regulations and through equally consultation, Party A and Party B hereby enter into this Agreement.

Article 1  Representations and Warranties of Party A

1.1	Party A represents and warrants that:

1.1.1
If Party A is a legal person or other organization, Party A is duly registered and legally existing, it has the fully civil capacity for rights and actions to enter into and perform this Agreement; if Party A is a natural person, Party A is a legally qualified body, it has the fully civil capacity for rights and actions to enter into and perform this Agreement;

1.1.2
Party A has fully understand the content of the Principal Agreement, the execution and performance of this Agreement is based on the true will of Party A, it has duly obtained legal and effective authorization according to its articles of association and other internal management documents;

1.1.2.1
If Party A is a corporation, the guarantee provided by it has been approved by its board of directors, board of shareholders or general meeting of shareholders as specified in its articles of associations; if limitations of total guarantee amount or single guarantee amount is specified in its articles of associations, the guarantee provided in this Agreement does not exceed such limitations;

1.1.2.2
The legal representative or authorized representative that represents Party A to sign this agreement has obtained legal and effective authorization from the corporation, the execution and performance of this Agreement will not violate any binding contracts, agreements or other legal documents to Party A.

1.1.3	All the documents and materials provided by Party A to Party B are true, complete, accurate and valid;
1.1.4	Party A accepts the supervision and inspection on its operation status, financial status by Party B and shall provide assistance and cooperation;
1.1.5
If any events occurs that may affect the financial status and performance capacity of Party A, which includes but not limited to spin-off, merger, cooperation, joint venture or joint cooperation with foreign party, contractual operation, restructuring, reform, pre IPO in any manner that changes its operation method, reducing registered capital, major asset or equity transfer, accepting big loan, close down, stopping business, dissolution, being suspend for internal rectification, being revoked business license, deterioration of financial status, bankruptcy (applied by Party A or others), or being involved into major litigation or arbitration, Party A shall promptly inform Party B in writing;

1.1.6
Within the effective period of this Agreement, if spin-off, merger, stock system transforming or other event occurs to Party A, Party A shall ensure that all of its guarantee liability will be well performed.

1.1.7
Where Party A shall perform the guarantee liability, it shall authorize Party B to directly withdraw from all of its bank accounts opened with Anyang Commercial Bank and all of the branches of the bank to repay the debt under the Principal Agreement.

Article 2  Category and Amount of the Principal Credit that is Guaranteed

2.1	The principal credit guaranteed under this Agreement is the loan issued by Party B according to the Principal Agreement, with the amount of RMB (in word) Twenty Million (in number) 20,000,000 Yuan.

Article 3  Time Period for the Performance of Debt by the Debtor in the Principal Agreement

3.1	The performance period of the Principal Agreement commences on April 14, 2010 and ends on April 13, 2011. Any changes for such period shall be in accordance with the Principal Agreement.

Article 4  Mode of Guarantee

4.1	The mode of guarantee under this Agreement shall be joint liability guarantee.
4.2	If there is more than one guarantor, the guarantors are joint liability guarantors and shall assume joint liability guarantee together.

Article 5 Scope of Guarantee

5.1
The guarantee under this Agreement shall cover the principal, interests, default interests, compound interest, penalties, compensations, expenses required to realize the creditor’s right (including but not limited to litigation fees, arbitration fees, lawyer fees, travel expenses, enforcement expenses, preservation expenses, valuation expenses, auction or sales fees, transfer registration fees, notice fees) and all other payable expenses.

Article 6 Term of Guarantee and Limitation of Action

6.1	The term of guarantee under this Agreement is two years from the maturity date of the performance period for the debtor in the Principal Agreement.

6.2
If Party B requests the debtor in the Principal Agreement to perform the debt in advance according to law or the Principal Agreement, the term of guarantee is two years after Party B notify the debtor in the Principal Agreement in writing to perform the debt in advance.

6.3
If the principal credit is repaid by several installments, the term of guarantee shall commence on the effective date of this Agreement until two years after the maturity date of the debt that shall be paid in the last installment.

6.4
If the principal credit is not paid off and Party B requests the guarantor to assume the guarantee liabilities before the maturity date of the term of guarantee in this article, the limitation for action shall be calculated and applied from the date the creditor require the guarantor to perform its guarantee liability.

Article 7  Realization of Guarantee Right

7.1
If the debtor in the Principal Agreement fails to perform its repayment obligations for loan principal, interests and relevant expenses according to the Principal Agreement, Party B may directly claim compensation from Party A and directly withdraw the amount that the debtor in the Principal Agreement shall pay from any bank accounts of Party A opened with Party B or any branches of Party B.

7.2
If both guarantee in rem and guarantee in person exist on the guaranteed creditor’s right and the debtor in the Principal Agreement fails to perform its due debt or any events occurs that the creditor’s right shall be realized as agreed by the parties in this Agreement, Party B has the right to decide and choose the guarantee in rem to realize its creditor’s right or require Party A to assume the guarantee liability.

7.3	If any of the following events occurs, Party B has the right to notify Party A in writing to request Party A to assume the guarantee liability in advance:

7.3.1	The Principal Agreement is terminated according to the Principal Agreement or law;
7.3.2	The debt shall be repaid in advance according to other events provided the Principal Agreement, but the creditor’s right under the Principal Agreement is not realized or fully realized.

7.4
If the creditor in the Principal Agreement waives the guarantee in rem or the order of guarantee in rem or changes the creditor’s right, other guarantors (and/or Party A) undertake that they will still assume the guarantee liability.

Article 8 Rights and Obligations of Party A

If any of the following events occur to Party A, it shall notify Party B in time:

8.2.1
The operation mechanism changes, e.g. contractual operation, leasing, joint cooperation, merger, acquisition, spin-off, stock system transforming, joint venture or joint cooperation with foreign party, etc.;

8.2.2	Change of business scope and registered capital, equity change;
8.2.3	Deterioration of financial status or being involved into major economic dispute;
8.2.4	Bankruptcy, stopping business, dissolution, being suspend for internal rectification, being revoked business license or be revoked;
8.2.5	Change of address, telephone, legal representative;

8.3
If any of the events provided in article 8.2.1 or article 8.2.2 occurs, Party A shall inform Party B 30 days before the occurrence of such events; if any other events of the above article occur, Party A shall inform Party B within 5 days after the occurrence of such events.

8.4
During the term of guarantee, Party A shall not provide any guarantee to any third party that will exceed its capacity of guarantee, or dispose its asset in a manner that may damage its capacity of guarantee, Party A shall not damage the rights and interests of Party B.  Party A is obliged to provide Party B with its balance sheet and a statement of its guarantee status, and provide statements or other document which truly reflects its financial status periodically or any time as required by Party B.

8.5
During the effective period of this Agreement, if events occur to Party A such as spin-off, merger, stock system transforming or other events, Party A undertakes that it will duly perform all of its guarantee liability under this Agreement;

8.6
During the effective period of this Agreement, if Party B assigns the principal creditor’s right to a third party, Party A shall assume the joint guarantee liability within the same scope of guarantee under this Agreement.  Party B shall inform Party A in time.

8.7
Party A is obliged to accept the collection documents sent by Party B and send the receipts to Party B; Party A is obliged to send out the receipts for the collection letter or other collection documents (including but not limited to by mail, fax, telegraph, teletype, email, and etc.) within three business days after receiving such letter or documents.

Article 9  Rights and Obligations of Party B

9.1	Party B has the right to request Party A to provide relevant documents to prove the legal identity of Party A.

9.2	Party B has the right to request Party A to provide financial reports or other materials that are able to reflect the credit status of Party A.

9.3
If the performance period expires and part or all of the creditor’s right of Party B is not repaid, Party B is entitled to request Party A to assume the guarantee liability according to this Agreement.

9.4
If any of the following events occurs, Party B is entitled to request party A to assume the guarantee liability in advance through written notice, Party B shall perform such guarantee liability within 10 days after it receives such notice:

9.4.1	Party B legally terminates the Principal Agreement according to the Principal Agreement;
9.4.2	Party B collects the loan in advance according to other events provided in the Principal Agreement.

9.5	During the effective period of this Agreement, if Party B legally assigns the principal creditor’s right to a third party, it shall inform Party A in time.

9.6
Party B is entitled to register the guarantee status of Party A according to Bank Credit Loan Registration Consultation Administrative Method and Individual Credit Administrative Method, and allow relevant financial organization to inquiry the information of Party A.

Article 10  Event of Default and Handling

10.1	If any of the representations and warranties of Party A in Article 1 is false, which impose any damage to Party B, Party A shall compensate such damage.

10.2
After this Agreement becomes effective, Party A and Party B shall fully perform their obligations under this Agreement, if any party fails to perform or fully perform its obligation, it shall assume relevant default liability and compensate the other party any and all damages imposed by it.

Article 11  Effectiveness, Amendment, Termination and Suspension of this Agreement

11.1
This Agreement shall come into effect upon signature and stamp by Party A and Party B and ends when all the loan principal, interest, default interests, compound interest, penalties, compensations, expenses required to realize the creditor’s right and all other payable expenses under the Principal Agreement are fully paid off.

11.2
This Agreement is independent to the Principal Agreement and it shall remain effective if the Principal Agreement is not effective.  Party A shall still assume liabilities according to this Agreement if the Principal Agreement is not effective.

11.3
After this Agreement becomes effective, neither party may amend or terminate this Agreement unless written agreement is entered into by the parties through negotiation if it is necessary to amend or terminate this Agreement.  This Agreement shall keep in effective before the execution of such written agreement.

Article 12  Notarization

12.1	Party A and Party B hereby agree and confirm that if this Agreement is notarized by notary public office, it will be an enforceable document to the creditor’s right.

Article 13  Dispute Resolution

13.1
Any dispute arising out of the performance of this Agreement shall be first resolved through negotiations between Party A and Party B, if such dispute cannot be resolved through negotiations, Article 13.1.2 shall be used to resolve such dispute:

13.1.1	Arbitration with Anyang Arbitration Comission;
13.1.2	Litigation with the court where Party B locates.

Article 14  Other Issues Agreed by the Parties

14.1
During the performance period of this Agreement, if Party A delays the performance of its obligation in this Agreement, or Party B tolerates any default or delay by Party A, it will not damage, affect or limit any rights of Party B provided in this Agreement or specified in any laws and regulations, it will not be deemed as an allowance or permit to such default or any waive of adoption of any action or future action to Party A by Party B on such default.

14.2	_______/______
14.3	_______/______
Article 15 Miscellaneous

15.1	The annexes of this Agreement are an integral part of this Agreement, the annexes and this Agreement shall have the same legal effect.

15.2	Party A confirms all kinds of notices, letters and other materials will be sent by Party B to Party A to the following address and attention when Party B exercises its rights under this Agreement:

Address: No. 28 Xi Lao Village , South Tongye Town, Anyang County
Post code: 455141   Attention: Wang Xinshun   Telephone: 3237806

Party A confirms that if the address shall be changed, it shall inform Party B in writing within 5 days after such change, otherwise Party B will send all kinds of notices, letters and other materials to the above confirmed address, and it will be deemed delivered.  Any notice, requirement or other communication from Party B to Party A, which includes but not limited to by teletype telegraph, fax, or other methods, once such notice, requirement or other communication is send out, it will be deemed delivered to Party A.

15.3
If for business needs, Party B needs to entrust other institutions of Anyang Commercial Bank to perform its rights and obligations under this Agreement or assign the loan service under this Agreement to other institutions of Anyang Commercial Bank to manage such loan, Party A hereby approves the above changes.  Other institutions of Anyang Commercial Bank authorized by Party B or assigned from Party B with the loan service, or any other institution of Anyang Commercial Bank which accepted the loan business under this Agreement, has all the rights under this agreement, and it also has the right to submit to court or arbitration commission for litigation or arbitration or apply for enforcement with its own name.

15.4	This Agreement shall be executed in four original copies, each Party A and Party B and relevant authorities shall have one original copy, all the original copies shall have the same legal effect.

Article 16 Notice

16.1
The creditor has asked the guarantor to fully and completely understand all the above articles under this Agreement and explains to the guarantor relevant articles as required by the guarantor.  The parties have the same understanding to this Agreement.

Signed and stamped by the parties:

The Guarantor (Party A):
/s/ Wang Xinshun

/s/ Chen Junsheng

/s/ Wang Xinming

Legal Representative:
(or authorized representative)

April 14, 2010

The Creditor (Party B):
[stamp of Anyang Commercial Bank]

Legal Representative (Responsible Person): [illegible]
(or authorized representative)

April 14, 2010